Exhibit 99.1

CECO Environmental Corp. Reports Third Quarter and Nine Months 2018 Results

Achieved Continued Sequential Revenue Growth and Improving Operating Results

DALLAS, Texas, November 7, 2018 -- CECO Environmental Corp. (Nasdaq: CECE), a leading global air quality and fluid handling company serving the energy, industrial and other niche markets, today reported its financial results for the third quarter and first nine months of 2018.

Highlights of the Third Quarter 2018*

•	Revenue of $88.3 million, compared with $85.0 million
•	Gross profit of $28.7 million (32.5% margin), compared with $27.1 million (31.9% margin)
•	Operating loss of $10.4 million (includes a $15.1 million non-cash impairment charge related to the sale of our Zhongli business), compared with operating income of $5.6 million
•	Non-GAAP operating income of $6.5 million, compared with $5.3 million
•	Net loss was $12.9 million, compared with net income of $3.0 million
•	Non-GAAP net income of $3.5 million, compared with $1.2 million
•	Net loss per diluted share was $0.37, compared with net income per diluted share of $0.09
•	Non-GAAP net income per diluted share of $0.10, compared with $0.03
•	Adjusted EBITDA of $8.3 million, compared with $6.9 million
•	Bookings of $97.5 million, compared with $71.0 million, an increase of 37% year over year
•	Backlog of $211.4 million, compared with $168.9 million as of December 31, 2017

* All comparisons are versus the comparable prior-year period, which include results from divestitures, unless otherwise stated.

CECO’s Chief Executive Officer Dennis Sadlowski commented, “I continue to be excited about our growing momentum as we provided another quarter of strong operating results across CECO Environmental. We realized continued sequential revenue growth, generated improved gross margins, and our backlog continues to improve with another quarter of strong bookings, up 37% year over year and up 48%, excluding divestitures. A year after implementing our 4-3-3 operating strategy, I’m convinced that we’re on the right path as our financial results have shown. With emphasis on our three targeted end markets, there is significant growth potential ahead as we continue our laser focused execution of our strategic plan.”

Mr. Sadlowski added, “Our recent actions to sell non-core businesses brings a further sharpening of focus on our large and winnable target markets as well as a stronger balance sheet to continue to execute on our growth.  CECO’s focus on organic growth, improving operating margins and an asset light business model will continue to allow us to generate improving results and increasing returns for all our shareholders.”

THIRD QUARTER RESULTS

Revenue in the third quarter of 2018 was $88.3 million, up 3.9% from $85.0 million in the prior-year period, and up 8.9% from $88.1 million in the second quarter of 2018.  Revenue in the third quarter of 2017 included $6.9 million attributable to our divested businesses, Keystone and Strobic.

Operating loss was $10.4 million for the third quarter of 2018, compared with operating income of $5.6 million in the prior-year period (6.6% margin). Operating loss in 2018, includes a $15.1 million non-cash impairment charge related to the sale of our Zhongli business. Operating income on a non-GAAP basis was $6.5 million for the third quarter of 2018 (7.4% margin), compared with $5.3 million in the prior-year period (6.2% margin).

1 | Page

Exhibit 99.1

Net loss was $12.9 million for the third quarter of 2018, compared with net income of $3.0 million in the prior-year period. Net loss in 2018 includes a $15.1 million non-cash impairment charge related to the sale of our Zhongli business. Net income on a non-GAAP basis was $3.5 million for the third quarter of 2018, compared with $1.2 million in the prior-year period.

Net loss per diluted share was $0.37 for the third quarter of 2018, compared with net income per diluted share of $0.09 in the prior-year period. Non-GAAP net income per diluted share was $0.10 for the third quarter of 2018, compared with $0.03 for the prior-year period.

Cash and cash equivalents were $30.7 million and bank debt was $81.1 million, as of September 30, 2018, compared with $29.9 million and $117.7 million, respectively, as of December 31, 2017.

BACKLOG AND BOOKINGS

Total backlog at September 30, 2018 was $211.4 million as compared with $168.9 million at December 31, 2017, and $153.9 million on September 30, 2017.

Bookings were $97.5 million for the third quarter of 2018, compared with $71.0 million in the prior-year period.  Bookings in the 2017 quarter included $5.3 million attributable to the divested Keystone and Strobic businesses.

For the first nine months of 2018, bookings were $292.9 million compared with $242.2 million for the prior-year period.  Bookings in the first nine months of 2017 included $16.7 million attributable to the divested Keystone and Strobic businesses, compared with $4.0 million for the first nine months of 2018.

YEAR-TO-DATE RESULTS

Revenue in the first nine months of 2018 was $243.5 million, down 10.3% from $271.5 million in the prior-year period. Revenue in the first nine months of 2017 included $16.7 million attributable to our divested businesses, Keystone and Strobic, compared with $4.8 million for the first nine months of 2018.

Operating income was $4.3 million for the first nine months of 2018 (1.8% margin), compared with $16.2 million in the prior-year period (6.0% margin).  Operating income on a non-GAAP basis was $15.7 million for the first nine months of 2018 (6.4% margin), compared with $24.8 million in the prior-year period (9.1% margin).

Net loss was $8.1 million for the first nine months of 2018, compared with net income of $8.6 million in the prior-year period.  Net income on a non-GAAP basis was $7.1 million for the first nine months of 2018, compared with $11.2 million in the prior-year period.

Net loss per diluted share was $0.23 for the first nine months of 2018, compared with net income of $0.25 in the prior-year period. Non-GAAP net income per diluted share was $0.20 for the first nine months of 2018, compared with $0.32 for the prior-year period.

CONFERENCE CALL

A conference call is scheduled for today at 8:30 a.m. ET to discuss the third quarter 2018 financial results.  The conference call may be accessed by dialing (888) 346-4547 (Toll Free) within North America, Canada (855) 669-9657 (Toll Free) or Toll/International (412) 317-5251.

The live webcast and slides can also be accessed at https://investors.cecoenviro.com/events-webcasts-and-presentations.

2 | Page

Exhibit 99.1

A replay of the conference call will be available on the Company’s website for 14 days.  The replay may be accessed by dialing (877) 344-7529 (Toll-Free) within North America or Toll/International (412) 317-0088 and entering passcode 10125416.

3 | Page

Exhibit 99.1

ABOUT CECO ENVIRONMENTAL

CECO Environmental is a global leader in air quality and fluid handling serving the energy, industrial and other niche markets. Providing innovative technology and application expertise, CECO helps companies grow their business with safe, clean and more efficient solutions that help protect our shared environment. In regions around the world, CECO works to improve air quality, optimize the energy value chain and provide custom engineered solutions for applications including oil and gas, power generation, water and wastewater, battery production, poly silicon fabrication, chemical and petrochemical processing along with a range of others. CECO is listed on Nasdaq under the ticker symbol "CECE". For more information, please visit www.cecoenviro.com.

Contact:

Matthew Eckl, Chief Financial Officer

(888) 990-6670

investor.relations@onececo.com

4 | Page

Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	(unaudited)
(dollars in thousands, except per share data)	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$30,718	$29,902
Restricted cash	774	591
Accounts receivable, net	67,804	67,990
Costs and estimated earnings in excess of billings on uncompleted contracts	29,991	33,947
Inventories, net	22,276	20,969
Prepaid expenses and other current assets	11,943	10,760
Prepaid income taxes	2,008	1,930
Assets held for sale	4,847	7,853
Total current assets	170,361	173,942
Property, plant and equipment, net	21,889	23,400
Goodwill	152,362	166,951
Intangible assets – finite life, net	38,548	49,956
Intangible assets – indefinite life	18,286	19,691
Deferred charges and other assets	3,773	4,609
Total assets	$405,219	$438,549
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of debt	$—	$11,296
Accounts payable and accrued expenses	78,750	70,786
Billings in excess of costs and estimated earnings on uncompleted contracts	28,605	20,469
Note payable	3,800	5,300
Total current liabilities	111,155	107,851
Other liabilities	29,542	30,382
Debt, less current portion	79,175	103,537
Deferred income tax liability, net	7,942	10,210
Total liabilities	227,814	251,980
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued	—	—
Common stock, $.01 par value; 100,000,000 shares authorized, 34,950,463 and 34,707,924 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	350	347
Capital in excess of par value	250,591	248,170
Accumulated loss	(60,355)	(52,673)
Accumulated other comprehensive loss	(12,825)	(8,919)
	177,761	186,925
Less treasury stock, at cost, 137,920 shares at September 30, 2018 and December 31, 2017	(356)	(356)
Total shareholders’ equity	177,405	186,569
Total liabilities and shareholders' equity	$405,219	$438,549

5 | Page

Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share data)	2018	2017	2018	2017
Net sales	$88,256	$84,987	$243,485	$271,508
Cost of sales	59,582	57,854	161,725	183,960
Gross profit	28,674	27,133	81,760	87,548
Selling and administrative expenses	22,216	21,958	66,147	66,690
Amortization and earnout expenses (income)	1,998	(455)	7,394	4,623
Loss on divestitures, net of selling costs	15,074	—	3,970	—
Restructuring income, net	(173)	—	(23)	—
(Loss) income from operations	(10,441)	5,630	4,272	16,235
Other income (expense), net	592	(110)	(119)	141
Interest expense	(1,729)	(1,595)	(5,442)	(4,951)
(Loss) income before income taxes	(11,578)	3,925	(1,289)	11,425
Income tax expense	1,337	889	6,764	2,865
Net (loss) income	$(12,915)	$3,036	$(8,053)	$8,560
(Loss) earnings per share:
Basic	$(0.37)	$0.09	$(0.23)	$0.25
Diluted	$(0.37)	$0.09	$(0.23)	$0.25
Weighted average number of common shares outstanding:
Basic	34,779,125	34,518,622	34,681,262	34,403,720
Diluted	34,779,125	34,621,883	34,681,262	34,665,053

6 | Page

Exhibit 99.1

CECO ENVIRONMENTAL CORP. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2018	2017	2018	2017
Operating (loss) income as reported in accordance with GAAP	$(10.4)	$5.6	$4.3	$16.2
Operating margin in accordance with GAAP	(11.8)%	6.6%	1.8%	6.0%
Legacy design repairs	—	—	—	2.0
Plant, property and equipment valuation adjustment	—	0.2	—	0.5
Amortization and earnout expenses (income)	2.0	(0.5)	7.4	4.6
Loss on divestitures, net of selling costs	15.1	—	4.0	—
Restructuring income, net	(0.2)	—	—	—
Executive transition expenses	—		—	1.3
Facility exit expenses	—	—	—	0.2
Non-GAAP operating income	$6.5	$5.3	$15.7	$24.8
Non-GAAP operating margin	7.4%	6.2%	6.4%	9.1%

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in millions)	2018	2017	2018	2017
Net (loss) income as reported in accordance with GAAP	$(12.9)	$3.0	$(8.1)	$8.6
Legacy design repairs	—	—	—	2.0
Plant, property and equipment valuation adjustment	—	0.2	—	0.5
Amortization and earnout expenses (income)	2.0	(0.5)	7.4	4.6
Loss on divestiture, net of selling costs	15.1	—	4.0	—
Restructuring income, net	(0.2)	—	—	—
Executive transition expenses	—	—	—	1.3
Facility exit expenses	—	—	—	0.2
Foreign currency remeasurement	—	(0.5)	0.8	(2.0)
Tax expense of adjustments	(0.5)	(1.0)	3.0	(4.0)
Non-GAAP net income	$3.5	$1.2	$7.1	$11.2
Depreciation	1.0	1.0	2.7	3.0
Non-cash stock compensation (excluding executive transition costs)	0.9	0.6	2.3	1.8
Other (income) expense	(0.6)	0.6	(0.7)	1.8
Interest expense	1.7	1.6	5.4	5.0
Income tax expense	1.8	1.9	3.8	6.9
Adjusted EBITDA	$8.3	$6.9	$20.6	$29.7

(Loss) earnings per share:
Basic	$(0.37)	$0.09	$(0.23)	$0.25
Diluted	$(0.37)	$0.09	$(0.23)	$0.25

Non-GAAP net income per share:
Basic	$0.10	$0.03	$0.20	$0.33
Diluted	$0.10	$0.03	$0.20	$0.32

7 | Page

Exhibit 99.1

NOTE REGARDING NON-GAAP FINANCIAL MEASURES

CECO is providing certain non-GAAP historical financial measures as presented above as the Company believes that these figures are helpful in allowing individuals to better assess the ongoing nature of CECO’s core operations. A "non-GAAP financial measure" is a numerical measure of a company's historical financial performance that excludes amounts that are included in the most directly comparable measure calculated and presented in the GAAP statement of operations.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA, as we present them in the financial data included in this press release, have been adjusted to exclude the effects of transactions related to loss on divestitures, net of selling costs, legacy design repairs, property, plant and equipment valuation adjustments, acquisition and integration expense activities including retention, legal, accounting, banking, amortization and contingent earn-out expenses, foreign currency re-measurement, executive transition expenses, facility exit expenses, restructuring expense, other nonrecurring or infrequent items and the associated tax benefit of these items. Management believes that these items are not necessarily indicative of the Company’s ongoing operations and their exclusion provides individuals with additional information to compare the Company's results over multiple periods.  Management utilizes this information to evaluate its ongoing financial performance. Our financial statements may continue to be affected by items similar to those excluded in the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP financial measures should not be construed as an inference that all such costs are unusual or infrequent.

Non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of CECO’s results as reported under GAAP.  Additionally, CECO cautions investors that non-GAAP financial measures used by the Company may not be comparable to similarly titled measures of other companies.

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, non-GAAP operating income, non-GAAP net income, non-GAAP operating margin, non-GAAP earnings per basic and diluted share and adjusted EBITDA stated in the tables above present the most directly comparable GAAP financial measure and reconcile to the most directly comparable GAAP financial measures.

8 | Page

Exhibit 99.1

SAFE HARBOR

Any statements contained in this Press Release, other than statements of historical fact, including statements about management’s beliefs and expectations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and should be evaluated as such. These statements are made on the basis of management’s views and assumptions regarding future events and business performance. We use words such as “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “will,” “plan,” “should” and similar expressions to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Potential risks, among others, that could cause actual results to differ materially are discussed under “Part I – Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and include, but are not limited to: our ability to successfully realize the expected benefits of our restructuring program; our ability to successfully integrate acquired businesses and realize the synergies from acquisitions, as well as a number of factors related to our business, including economic and financial market conditions generally and economic conditions in CECO’s service areas; dependence on fixed price contracts and the risks associated therewith, including actual costs exceeding estimates; fluctuations in operating results from period to period due to cyclicality or seasonality of the business; the effect of growth on CECO’s infrastructure, resources, and existing sales; the ability to expand operations in both new and existing markets; the potential for contract delay or cancellation; liabilities arising from faulty services or products that could result in significant professional or product liability, warranty, or other claims; changes in or developments with respect to any litigation or investigation; failure to meet timely completion or performance standards that could result in higher cost and reduced profits or, in some cases, losses on projects; the potential for fluctuations in prices for manufactured components and raw materials, including as a result of tariffs and surcharges; the substantial amount of debt incurred in connection with our acquisitions and our ability to repay or refinance it or incur additional debt in the future; the impact of federal, state or local government regulations; economic and political conditions generally; our ability to successfully complete the divestiture of non-core assets, including Zhongli; and the effect of competition in the Industrial Solutions segment, Energy Solutions segment and Fluid Handling Solutions segment industries. Many of these risks are beyond management’s ability to control or predict. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary in material aspects from those currently anticipated. Investors are cautioned not to place undue reliance on such forward-looking statements as they speak only to our views as of the date the statement is made. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we undertake no obligation to update or review any forward-looking statements, whether as a result of new information, future events or otherwise.

9 | Page